Herc Holdings Inc. Q4 and FY 2018 Earnings Call February 28, 2019 ©2019 Herc Rentals Inc. All Rights Reserved.

Agenda Welcome and Introductions Elizabeth Higashi Vice President, Investor Relations Strategic Update & Industry Outlook Larry Silber President and Chief Executive Officer Q4 and Full Year Financial Review Mark Irion Senior Vice President and Chief Financial Officer Q&A Larry Silber Mark Irion Bruce Dressel, Senior Vice President and Chief Operating Officer NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 2

Safe Harbor Statements Forward-Looking Statements ◦ some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code; This presentation contains statements, including those related to 2019 guidance, that are not statements of historical fact, but instead are forward- ◦ doing business in foreign countries exposes us to additional risks, looking statements within the meaning of the Private Securities Litigation including under laws and regulations that may conflict with U.S. laws Reform Act of 1995. We caution readers not to place undue reliance on and those under anticorruption, competition, economic sanctions and these statements, which speak only as of the date hereof. There are a anti-boycott regulations; number of risks, uncertainties and other important factors that could cause ◦ changes in the legal and regulatory environment that affect our our actual results to differ materially from those suggested by our forward- operations, including with respect to taxes, consumer rights, privacy, looking statements, including: data security and employment matters, could disrupt our business and • Business risks could have a material adverse effect on our business, increase our expenses; financial condition, results and cash flows, including: ◦ an impairment of our goodwill or our indefinite lived intangible assets ◦ the cyclicality of our business and its dependence on levels of capital could have a material non-cash adverse impact; investment and maintenance expenditures by our customers; a ◦ other operational risks such as: any decline in our relations with our slowdown in economic conditions or adverse changes in the level of key national account customers or the amount of equipment they rent economic activity or other economic factors specific to our customers from us; our equipment rental fleet is subject to residual value risk or their industries, in particular, contractors and industrial customers; upon disposition, and may not sell at the prices we expect; ◦ our business is heavily reliant upon communications networks and maintenance and repair costs associated with our equipment rental centralized IT systems and the concentration of our systems creates fleet could materially adversely affect us; we may be unable to protect or increases risks for us, including the risk of the misuse or theft of our trade secrets and other intellectual property rights; we are exposed information we possess, including as a result of cyber security to a variety of claims and losses arising from our operations, and our breaches or otherwise, which could harm our brand, reputation or insurance may not cover all or any portion of such claims; we may face competitive position and give rise to material liabilities; issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any ◦ we may fail to maintain and upgrade our IT systems; change to them impacting our markets, could materially adversely ◦ we may fail to respond adequately to changes in technology and affect us; and strategic acquisitions could be difficult to identify and customer demands; implement and could disrupt our business or change our business profile significantly; ◦ intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices; • Risks related to the spin-off, which effected our separation from Hertz Global Holdings Inc., formerly known as Hertz Rental Car Holding ◦ our success depends on our ability to attract and retain key Company, Inc. ("New Hertz"), such as: the liabilities we have assumed and management and other key personnel and the ability of new will share with New Hertz in connection with the spin-off could have a employees to learn their new roles: material adverse effect on our business, financial condition and results of ◦ any occurrence that disrupts rental activity during our peak periods, operations; if there is a determination that any portion of the spin-off given the seasonality of the business, especially in the construction transaction is taxable for U.S. federal income tax purposes, including for industry; reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 3

Safe Harbor Continued and Non-GAAP Financial Measures if New Hertz fails to pay its tax liabilities under the tax matters agreement Information Regarding Non-GAAP Financial Measures or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have In addition to results calculated according to accounting principles generally limited operating history as a stand-alone public company, and our accepted in the United States (“GAAP”), the Company has provided certain historical financial information for periods prior to July 1, 2016 is not information in this presentation that is not calculated according to GAAP necessarily representative of the results that we would have achieved as (“non-GAAP”), such as adjusted EBITDA, adjusted EBITDA margin, a separate, publicly traded company, and may not be a reliable indicator REBITDA, REBITDA margin, REBITDA flow-through, and Free Cash Flow. of our future results; our ability to engage in financings, acquisitions and Management uses these non-GAAP measures to evaluate operating other strategic transactions using equity securities is limited due to the performance and period-over-period performance of our core business tax treatment of the spin-off; and the spin-off may be challenged by without regard to potential distortions, and believes that investors will creditors as a fraudulent transfer or conveyance; likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, • Risks related to our substantial indebtedness, such as: our substantial institutional investors and other interested parties in the evaluation of level of indebtedness exposes us or makes us more vulnerable to a companies in our industry. number of risks that could materially adversely affect our financial Non-GAAP measures should not be considered in isolation or as a substitute condition, results of operations, cash flows, liquidity and ability to for our reported results prepared in accordance with GAAP and, as compete; an increase in interest rates or in our borrowing margin would calculated, may not be comparable to similarly titled measures of other increase the cost of servicing our debt and could reduce our profitability; companies. For the definitions of these terms, further information about the secured nature of our indebtedness, which is secured by substantially management’s use of these measures as well as a reconciliation of these all of our consolidated assets, could materially adversely affect our non-GAAP measures to the most comparable GAAP financial measures, business and holders of our debt and equity; and any additional debt we please see the supplemental schedules that accompany this presentation. incur could further exacerbate these risks; • Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and • Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 4

Our Strategy Delivered Results in 2018 Our strategic initiatives We achieved strong drove volume growth, revenue growth and improved pricing and flow-through fleet diversification $ utilization and 2018 results are a adjusted EBITDA strong platform for margin increased YoY continued growth in every quarter in 2018 2019 and beyond NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 5

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture1 Revenues Effectiveness Experience Management • Attract and retain • Broaden customer • Focus on safety, • Provide premium • Drive EBITDA talent base labor productivity, products and margin growth and warranty solutions-based • Align performance to • Expand products recovery services • Improve key shared purpose and services financial metrics • Increase density in • Introduce innovative • Create supportive • Grow pricing and large urban markets technology solutions • Maximize fleet work place culture ancillary revenues management and • Improve vendor • Maintain customer utilization • Expand continuous • Improve sales management and friendly showrooms learning force effectiveness fleet availability and facilities 1. Pillar added January 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 6

Focus on Safety Total Recordable Incident Rate (TRIR) improved 22% from 2016 to 2018 All regions achieved ≥ 85% perfect days in 2018 The Perfect Day: No OSHA recordable incidents, no "at fault" motor vehicle "Safety is an action, not a metric" accidents, no DOT violations Ultimate goal is zero incidents and a safe environment for our team and customers NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 7

Full Year 2018 Results TOTAL REVENUES ADJUSTED EBITDA $ in millions $ in millions $1,976.7 $684.8 $1,754.5 $585.4 $1,554.8 $536.2 2016 2017 2018 2016 2017 2018 2 NET RESULTS Full Year 2018 vs 2017 Total revenues grew 12.7% $ in millions • $160.3 • Equipment rental revenue increased 10.6% • Net income2 of $69.1 million versus $160.3 million 2 $69.1 • Diluted EPS of $2.39 versus $5.60 • Adjusted EBITDA increased 17.0% • $ utilization improved 150 bps to 37.4% $(19.7) 2016 2017 2018 1. Based on ARA guidelines 2. Net results include a net tax benefit of $20.8 million or $0.72 per diluted share in 2018 and $207.1 million or $7.24 per diluted share in 2017 related to the Tax Cuts and Jobs Act of 2017 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 8

Continuing Strong Performance YOY CHANGE IN PRICING1 • YoY pricing improved 2.9% in Q4 2018, the 11th 2017 2018 consecutive quarter of year-over-year improvement with a 2.9% improvement for FY 2018 3.2% 2.8% 2.9% 3.0% 2.9% 1.7% • Total OEC at year end was $3.78 billion, an 1.4% 1.1% increase of average fleet at OEC of 4.4% for Q4 and 4.8% for FY 2018 Q1 Q2 Q3 Q4 YOY CHANGE IN YOY CHANGE IN AVERAGE FLEET AT OEC1 AVERAGE OEC FLEET ON RENT1 2017 2018 2017 2018 7.1% 7.7% 5.3% 5.7% 5.5% 6.6% 4.7% 4.4% 4.8% 3.3% 3.2% 3.6% 3.9% 2.5% 2.3% Q1 Q2 Q3 Q4 (0.6)% Q1 Q2 Q3 Q4 1. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 9

Improving Fleet Mix to Drive Growth $ UTILIZATION1 • $ utilization in Q4 2018 achieved an all-time 2017 2018 quarterly high since becoming a stand-alone public company, increasing 100 bps YoY to 39.7% 39.7% 38.7% 39.2% 38.7% • FY 2018 $ utilization improved 330 bps to 37.4% 35.3% 35.4% 34.0% compared with FY 2016 32.0% • Average fleet age improved to 46 months in Q4 2018 from 49 months in Q4 2017 Q1 Q2 Q3 Q4 % OF SELECTED FLEET AT OEC1 FLEET COMPOSITION AT OEC1,2 VS. PRIOR YEAR Trucks & $3.78 Trailers Other 13.8% Material billion at ProSolutions™ 13.0% 8.2% 14.3% Handling 1 17.7% OEC Trucks and 12.6% ProSolutions™ Trailers Specialty 13.0% 14.3% 21.0% Earthmoving Earthmoving - 7.7% ProContractor 14.2% Compact 8.5% 6.7% Aerial 7.5% 25.9% Aerial - Scissors 7.6% 6.1% ProContractor 6.7% 1. Based on ARA guidelines 2. As of December 31, 2018 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 10

Focusing on High Growth Urban Markets Approximately 270 locations, principally in North America1 Added greenfield locations in Dallas, St. Louis, Atlanta and Seattle in 2018 Source: ARA IHS Global Insights February 2019 1. Locations as of December 31, 2018 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 11

Improving Customer Mix and Diversification FY LOCAL VS NATIONAL % MIX1 FY REVENUE BY CUSTOMER1,2 Other: 19% Contractors: 35% National: 43% Infrastructure and Local: 57% Government: 17% • Industrial: 29% FY LOCAL VS NATIONAL YOY GROWTH1 • Local rental revenue grew 17% YoY in 2018 2017 2018 • Local rental revenue accounts for 57% of the total 16.8% • Growth in new customer accounts remains strong 12.6% 5.4% 2.3% Local National 1. North America rental revenues 2. Refer to 10-K for description of industries related to each customer classification NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 12

Strong Industry Outlook Supports Our Growth ARCHITECTURE BILLINGS INDEX1 N.A. EQUIPMENT RENTAL MARKET2 as of January 2019 ($ in billions) as of February 2019 5.4% January ’17-‘22E CAGR: 55.3 $66 $60 $63 $55 $58 $51 $47 $49 $41 $44 50 $38 $35 $38 $31 $32 1 5 6 7 8 9 0 2 3 4 5 6 7 8 9 1 0 0 0 0 0 1 1 1 1 1 1 1 1 1 - - - - - - - - - - - - - - - n n n n n n n n n n n n n n n a a a a a a a a a a a a a a a 08 09 10 11 12 13 14 15 16 17 18E 19E 20E 21E 22E J J J J J J J J J J J J J J J NON-RESIDENTIAL STARTS3 INDUSTRIAL SPENDING4 ($ in billions) ($ in billions) as of November 2018 as of February 2019 $334$335 $311 $313 $303$299 $305$304$305 $296$305 $298 $285 $287 $292 $283 $279 $261 $260$261 $258 $248 $244 $239$243 $231 $217 $225$229 $218 $179 $169$164$166$160 1 6 7 8 9 0 2 3 4 5 6 7 8 E E E E E 1 1 7 8 9 0 2 3 4 5 6 7 0 0 0 0 1 1 1 1 1 1 1 1 E E E E E E 9 0 1 2 3 0 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 2 2 2 2 8 9 0 1 2 3 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 1 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 2 2 2 2 2 2 1. Source: The American Institute of Architects (AIA) 2. Source: ARA / IHS Global Insight as of February 2019, excludes Party & Event data 3. Source: Dodge Analytics U.S. 4. Source: Industrial information resources U.S. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 13

Q4 and FY 2018 Financial Review

Q4 and Full Year Financial Summary

$ in millions, except EPS	Three Months Ended December 31, 2018	2017	% Chg.	Full Year Ended December 31, 2018	2017	% Chg.
Equipment Rental Revenue	$447.7	$414.5	*8.0%*	$1,658.3	$1,499.0	*10.6%*
Total Revenues	$543.7	$491.7	*10.6%*	$1,976.7	$1,754.5	*12.7%*
Net Income[1]	$33.3	$214.3	*NM*	$69.1	$160.3	*NM*
Diluted Earnings Per Share[1]	$1.16	$7.44	*NM*	$2.39	$5.60	*NM*
Adjusted EBITDA[2]	$198.4	$177.8	*11.6%*	$684.8	$585.4	*17.0%*
Adjusted EBITDA Margin[2]	36.5%	36.2%	*+30 bps*	34.6%	33.4%	*+120 bps*
REBITDA Margin[2,3]	42.3%	40.7%	*+160 bps*	39.6%	38.0%	*+160 bps*

	Q4 2018	FY 2018
REBITDA YoY Flow-Through[2,3]	62.5%	54.8%
Average Fleet Growth[4]	+4.4% YoY	+4.8% YoY
Pricing[4]	+2.9% YoY	+2.9% YoY
Dollar Utilization[4]	39.7%, +100 bps YoY	37.4%, +150 bps YoY

NM = not meaningful

1. In 2018, Net Income includes a net tax benefit related to the Tax Cuts and Jobs Act of 2017 of $20.8 million or $0.72 per diluted share for the year and $6.0 million or $0.21 per diluted share for the fourth quarter. In 2017, Net Income includes a net tax benefit of $207.1 million or $7.24 and $7.19 per diluted share for the year and the fourth quarter, respectively.
2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 23
3. REBITDA excludes the margin impact of sales of rental equipment and sales of new equipment
4. Based on ARA guidelines

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
15

Q4 and Full Year Total Revenues Q4 BRIDGE FULL YEAR BRIDGE $ in millions $ in millions $158.8 $65.7 $1,976.7 $1,754.5 $0.3 $(2.6) $18.8 $0.6 $543.7 $35.0 $491.7 $(2.4) 2017 Currency Equipment Sales of Sales of new 2018 2017 Currency Equipment Sales of Sales of new 2018 translation rental rental equipment translation rental rental equipment revenue equipment and other revenue equipment and other Q4 TOTAL REVENUES • Total revenues increased 10.6%, or $52.0 million, in Q4 2018 • Equipment rental revenue increased 8.0% in Q4 2018 ◦ Continued improvements in volume, price and mix ◦ Substantial growth from local accounts and ProSolutionsTM and ProContractor ◦ Strong growth across North America • Pricing1 improved 2.9%, OEC on rent1 increased 2.3% and mix and other contributed the remainder of the improvement in Q4 2018 • Sales of rental equipment increased 29.4% in Q4 2018 ◦ Total OEC1 of $193 million was sold and generated ~42% proceeds as a % of OEC1 in Q4 2018 1. Based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 16

Q4 and Full Year Adjusted EBITDA1 Q4 BRIDGE FULL YEAR BRIDGE $ in millions $ in millions $158.8 $4.0 $11.9 $684.8 $585.4 $(62.6) $(9.0) $(3.7) $35.0 $0.3 $177.8 $0.9 $1.5 $198.4 $(9.0) $(8.1) 2017 Currency Equipment Direct SG&A Other Gain/loss 2018 2017 Currency Equipment Direct SG&A Other Gain/loss 2018 impact rental operating on sales of impact rental operating on sales of revenue expenses equipment, revenue expenses equipment, parts and parts and supplies supplies Q4 ADJUSTED EBITDA • YoY adjusted EBITDA increased $20.6 million or 11.6% in Q4 2018 • Higher equipment rental revenue of $35.0 million was the largest contributor to the improvement • DOE accounted for $9.0 million of additional expense primarily due to increases in personnel costs associated with higher rental activities • SG&A increase driven primarily by increases in variable compensation on improved performance Q4 REBITDA1 • Measures contribution from our core rental business without impact of sales of equipment, parts and supplies • Strong flow-through of 63% drove REBITDA margin of 42%, an increase of 160 bps from Q4 2017 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 23 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 17

Q4 and Full Year Net Results Q4 BRIDGE FULL YEAR BRIDGE $ in millions $ in millions $160.3 $214.3 $1.7 ($3.9) $83.6 $69.1 $0 $29.6 $6.6 $33.3 $20.8 $4.2 $4.3 $0.4 $3.1 $0 ($198.2) ($224.4) 2017 Currency Income tax Interest Spin-off Impairment All other 2018 2017 Currency Income tax Interest Spin-off Impairment All other 2018 impact expense costs impact expense costs Q4 NET RESULTS • Net income decreased to $33.3 million in Q4 2018 compared to $214.3 million in the prior year • Income tax benefit decreased $198.2 million primarily due a net tax benefit of $6.0 million in 2018 as compared to $207.1 million in 2017 related to the Tax Cuts and Jobs Act of 2017 • Interest expense decreased primarily due to lower interest on the senior secured second priority notes outstanding related to the partial redemptions made in July 2018 and October 2017 • Spin-off related costs declined $4.3 million in Q4 2018 • All other includes the positive impact of our improved operating results (See Slide 31 in the Appendix for additional details) NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 18

Fleet at Original Equipment Cost (OEC)1 FLEET ENDING BALANCE AT OEC • Total fleet at OEC was $3.78 billion as of December 31, 2018 $ in billions 2017 2018 • Average fleet at OEC increased 4.4% in Q4 2018 over the prior-year quarter $3.87 $3.92 $3.75 $3.78 $3.73 $3.65 $3.65 $3.56 • Fleet expenditures at OEC in Q4 2018 were $84 million • Average fleet age improved to 46 months in Q1 Q2 Q3 Q4 Q4 2018 compared with 49 months in Q4 2017 FLEET EXPENDITURES AT OEC FLEET DISPOSALS AT OEC $ in millions $ in millions 2017 2018 2017 2018 $321 $193 $217 $179 $198 $145 $171 $120 $111 $126 $119 $126 $109 $62 $84 $66 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Original equipment cost based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 19

Disciplined Capital Management NET LEVERAGE1 LIQUIDITY 3.6x $ in millions Dec 31, 2018 ABL and AR Facility $1,925.0 3.1x Outstanding (1,260.2) Letters of Credit (24.6) Availability from ABL and AR Facility $640.2 Cash & Cash Equivalents 27.8 Q4 2017 Q4 2018 Total Liquidity $668.0 • Net leverage of ~3.1x1 ◦ Stable debt of ~$2.2 billion MATURITIES • Ample liquidity and long-dated maturities provide $ in millions, as of 12/31/2018 financial flexibility ABL Credit Facility ◦ $668 million of liquidity Capital Leases, Senior Secured Second AR Facility and Priority Notes ◦ No near-term maturities Other Borrowings $217.7 • Net cash from operating activities totaled $559 $1,085.2 million, with net fleet capex1 of $499 million and $427.0 $437.5 free cash flow1 of $(7.9) million '19 '20 '21 '22 '23 '24 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 23 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 20

2019 Full Year Guidance Adjusted EBITDA: $730 to $760 million Net Fleet Capital Expenditures: $370 to $410 million NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 21

Going Forward Our Strategy is Working Our strategic initiatives We expect to maintain We are initiating our $ utilization and are expected to REBITDA flow-through of FY 2019 adjusted adjusted EBITDA continue to drive approximately 60-70% EBITDA guidance of margin are both growth in revenues and throughout 2019 $730 to $760 million expected to steadily $ utilization increase NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 22

Appendix ©2018 Herc Rentals Inc. All Rights Reserved.

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year- over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 24

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and Rental Adjusted EBITDA (REBITDA) are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. Management uses EBITDA, Adjusted EBITDA and REBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. However, EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin, REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over- year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) provides useful operating profitability ratios. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through do not purport to be alternatives to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as they do not account for GAAP reportable expenses such as depreciation and interest, the expense or benefit from income taxes or, in the case of REBITDA Margin and REBITDA Flow- Through, the gain (loss) on sales of rental equipment and new equipment, parts and supplies. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 25

Reconciliation of Net Income to Adj. EBITDA and REBITDA

Calculations include Adj. EBITDA Margin, REBITDA Margin and REBITDA Flow-Through

$ in millions	Three Months Ended December 31,		Full Year Ended December 31,		
	2018	2017	2018	2017	2016
Net income (loss)	**$33.3**	**$214.3**	**$69.1**	**$160.3**	**($19.7)**
Income tax provision (benefit)	5.0	(193.2)	(0.3)	(224.7)	14.8
Interest expense, net	34.0	38.2	137.0	140.0	84.2
Depreciation of rental equipment	98.9	95.4	387.5	378.9	350.5
Non-rental depreciation and amortization	15.5	13.8	57.3	51.5	44.8
EBITDA	**186.7**	**168.5**	**650.6**	**506.0**	**474.6**
Restructuring and restructuring related	4.3	—	5.3	5.5	6.9
Spin-off costs	3.9	8.2	14.4	35.2	49.2
Non-cash stock-based compensation charges	3.5	2.6	13.4	10.1	5.5
Impairment	—	0.4	0.1	29.7	—
Other[1]	—	(1.9)	1.0	(1.1)	—
Adjusted EBITDA	**$198.4**	**$177.8**	**$684.8**	**$585.4**	**$536.2**
Less: Gain (loss) on sales of rental equipment	5.2	5.2	11.9	(1.2)	(21.5)
Less: Gain (loss) on sales of new equipment, parts and supplies	2.9	2.8	11.6	12.8	15.2
Rental Adjusted EBITDA (REBITDA)	**$190.3**	**$169.8**	**$661.3**	**$573.8**	**$542.5**
Total Revenues	**$543.7**	**$491.7**	**$1,976.7**	**$1,754.5**	**$1,554.8**
Less: Sales of rental equipment	80.6	62.3	256.2	190.8	122.5
Less: Sales of new equipment, parts and supplies	12.9	12.0	49.3	52.3	68.2
Equipment rental, service and other revenues	**$450.2**	**$417.4**	**$1,671.2**	**$1,511.4**	**$1,364.1**
Total Revenues	$543.7	$491.7	$1,976.7	$1,754.5	$1,554.8
Adjusted EBITDA	$198.4	$177.8	$684.8	$585.4	$536.2
Adjusted EBITDA Margin	**36.5%**	**36.2%**	**34.6%**	**33.4%**	**34.5%**
Equipment rental, service and other revenues	$450.2	$417.4	$1,671.2	$1,511.4	$1,364.1
REBITDA	$190.3	$169.8	$661.3	$573.8	$542.5
REBITDA Margin	**42.3%**	**40.7%**	**39.6%**	**38.0%**	**39.8%**
YOY Change in REBITDA	$20.5		$87.5		
YOY Change in Equipment Rental, service and other revenues	$32.8		$159.8		
YOY REBITDA Flow-Through	**62.5%**		**54.8%**		

1. For the year ended December 31, 2018, other is comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement. For the three months and year ended December 31, 2017, other is comprised primarily of a gain on sale of real estate of $2.3 million, partially offset by transaction costs of $0.3 million and $0.9 million, respectively.

HercRentals™

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©2019 Herc Rentals Inc. All Rights Reserved.
26

REBITDA Margin Trend

$ in millions	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018
Total Revenues	**$389.4**	**$415.8**	**$457.6**	**$491.7**	**$1,754.5**	**$431.3**	**$485.5**	**$516.2**	**$543.7**	**$1,976.7**
Less: Sales of rental equipment	54.4	46.4	27.7	62.3	190.8	47.3	78.2	50.1	80.6	256.2
Less: Sales of new equipment, parts and supplies	11.5	14.9	13.9	12.0	52.3	11.4	10.8	14.2	12.9	49.3
Equipment rental, service and other revenues	**$323.5**	**$354.5**	**$416.0**	**$417.4**	**$1,511.4**	**$372.6**	**$396.5**	**$451.9**	**$450.2**	**$1,671.2**
Net income (loss)	**($39.2)**	**($27.6)**	**$12.8**	**$214.3**	**$160.3**	**($10.1)**	**($0.3)**	**$46.2**	**$33.3**	**$69.1**
Income tax provision (benefit)	(15.1)	(22.2)	5.8	(193.2)	(224.7)	(5.1)	0.8	(1.0)	5.0	(0.3)
Interest expense, net	37.8	31.6	32.4	38.2	140.0	32.0	32.4	38.6	34.0	137.0
Depreciation of rental equipment	92.9	94.3	96.3	95.4	378.9	93.3	97.0	98.3	98.9	387.5
Non-rental depreciation and amortization	11.7	12.6	13.4	13.8	51.5	13.8	13.7	14.3	15.5	57.3
EBITDA	**$88.1**	**$88.7**	**$160.7**	**$168.5**	**$506.0**	**$123.9**	**$143.6**	**$196.4**	**$186.7**	**$650.6**
Restructuring and restructuring related	0.6	2.2	2.7	—	5.5	1.0	—	—	4.3	5.3
Spin-off costs	7.6	9.1	10.3	8.2	35.2	4.9	3.9	1.7	3.9	14.4
Non-cash stock-based compensation charges	1.5	3.0	3.0	2.6	10.1	2.8	3.8	3.3	3.5	13.4
Impairment	—	29.3	—	0.4	29.7	—	0.1	—	—	0.1
Other[1]	—	0.8	—	(1.9)	(1.1)	0.1	0.8	0.1	—	1.0
Adjusted EBITDA	**$97.8**	**$133.1**	**$176.7**	**$177.8**	**$585.4**	**$132.7**	**$152.2**	**$201.5**	**$198.4**	**$684.8**
Less: Gain (loss) on sales of rental equipment	(0.5)	(5.0)	(0.9)	5.2	(1.2)	5.3	2.4	(1.0)	5.2	11.9
Less: Gain on sales of new equipment, parts and supplies	3.1	3.8	3.1	2.8	12.8	2.4	2.7	3.6	2.9	11.6
Rental Adjusted EBITDA (REBITDA)	**$95.2**	**$134.3**	**$174.5**	**$169.8**	**$573.8**	**$125.0**	**$147.1**	**$198.9**	**$190.3**	**$661.3**
REBITDA Margin	**29.4%**	**37.9%**	**41.9%**	**40.7%**	**38.0%**	**33.5%**	**37.1%**	**44.0%**	**42.3%**	**39.6%**
YOY REBITDA Flow-Through						**60.7%**	**30.5%**	**68.0%**	**62.5%**	**54.8%**

1. For the year ended December 31, 2018, other is comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement. For the three months and year ended December 31, 2017, other is comprised primarily of a gain on sale of real estate of $2.3 million, partially offset by transaction costs of $0.3 million and $0.9 million, respectively.

HercRentals™

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Reconciliation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q4 2018 Q4 2017 Long-Term Debt, Net $2,129.9 $2,137.1 (Plus) Current maturities of long-term debt 26.9 22.7 (Plus) Unamortized debt issuance costs 10.6 14.5 (Less) Cash and Cash Equivalents (27.8) (41.5) Net Debt $2,139.6 $2,132.8 Trailing Twelve-Month Adjusted EBITDA $684.8 $585.4 Net Leverage 3.1x 3.6x NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 28

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Full Year Ended December 31, 2018 2017 Net cash provided by operating activities $559.1 $349.1 Rental equipment expenditures (771.4) (501.4) Proceeds from disposal of rental equipment 272.3 160.1 Net Fleet Capital Expenditures (499.1) (341.3) Non-rental capital expenditures (77.6) (74.6) Proceeds from disposal of property and equipment 9.7 5.9 Free Cash Flow $(7.9) $(60.9) NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 29

Historical Fleet at OEC1 $ in millions Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Beginning Balance $3,556 $3,556 $3,653 $3,752 $3,556 $3,651 $3,732 $3,873 $3,922 $3,651 Expenditures $119 $217 $126 $62 $524 $198 $321 $171 $84 $774 Disposals ($120) ($111) ($66) ($145) ($442) ($109) ($179) ($126) ($193) ($607) Foreign Currency / Other $1 ($9) $39 ($18) $13 ($8) ($1) $4 ($36) ($41) Ending Balance $3,556 $3,653 $3,752 $3,651 $3,651 $3,732 $3,873 $3,922 $3,777 $3,777 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 30

Net Results Bridge

$ in millions	Three Months Ended December 31, 2018	2017	*$ Change*	*Currency impact 1*	*Income tax*	*Spin-off costs*	*Impairment*	*Interest Expense*	*All Other*
Total revenues	**$543.7**	**$491.7**	***$52.0***	**($2.4)**	**$—**	**$—**	**$—**	**$—**	**$54.4**
Direct operating	204.0	194.2	*9.8*	(1.1)	—	—	—	—	10.9
Depreciation of rental equipment	98.9	95.4	*3.5*	(0.4)	—	—	—	—	3.9
Cost of sales of rental equipment	75.4	57.1	*18.3*	(0.4)		—	—	—	18.7
Cost of sales of new equipment, parts and supplies	10.0	9.2	*0.8*	—	—	—	—	—	0.8
Selling, general and administrative	82.4	75.8	*6.6*	(2.6)	—	(4.3)	—	—	13.5
Impairment	—	0.4	*(0.4)*	—	—	—	(0.4)	—	—
Interest expense, net	34.0	38.2	*(4.2)*	—	—	—	—	(4.2)	—
Other expense (income), net	0.7	0.3	*0.4*	0.4	—	—	—	—	—
Income (loss) before income taxes	**38.3**	**21.1**	***17.2***	**1.7**	**—**	**4.3**	**0.4**	**4.2**	**6.6**
Income tax benefit (provision)	(5.0)	193.2	*(198.2)*	—	(198.2)	—	—	—	—
Net income (loss)	**$33.3**	**$214.3**	***($181.0)***	**$1.7**	**($198.2)**	**$4.3**	**$0.4**	**$4.2**	**$6.6**

Elements of Net Income (Loss) Bridge

$ in millions	Full Year Ended December 31, 2018	2017	*$ Change*	*Currency impact 1*	*Income tax*	*Spin-off costs*	*Impairment*	*Interest Expense*	*All Other*
Total revenues	**$1,976.7**	**$1,754.5**	***$222.2***	**$0.3**	**$—**	**$—**	**$—**	**$—**	**$221.9**
Direct operating	788.9	719.8	*69.1*	0.7	—	—	—	—	68.4
Depreciation of rental equipment	387.5	378.9	*8.6*	0.2	—	—	—	—	8.4
Cost of sales of rental equipment	244.3	192.0	*52.3*	(0.2)		—	—	—	52.5
Cost of sales of new equipment, parts and supplies	37.7	39.5	*(1.8)*	0.1	—	—	—	—	(1.9)
Selling, general and administrative	312.6	320.2	*(7.6)*	3.0	—	(20.8)	—	—	10.2
Impairment	0.1	29.7	*(29.6)*	—	—	—	(29.6)	—	—
Interest expense, net	137.0	140.0	*(3.0)*	0.1	—	—	—	(3.1)	—
Other expense (income), net	(0.2)	(1.2)	*1.0*	0.3	—	—	—	—	0.7
Income (loss) before income taxes	**68.8**	**(64.4)**	***133.2***	**(3.9)**	**—**	**20.8**	**29.6**	**3.1**	**83.6**
Income tax benefit (provision)	0.3	224.7	*(224.4)*	—	(224.4)	—	—	—	—
Net income (loss)	**$69.1**	**$160.3**	***($91.2)***	**($3.9)**	**($224.4)**	**$20.8**	**$29.6**	**$3.1**	**$83.6**

Elements of Net Income (Loss) Bridge

1. Includes the translational and transactional SG&A impact of foreign currency exchange

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SG&A Excluding Spin-off Costs Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 $ in millions SG&A $81.1 $78.8 $84.5 $75.8 $320.2 $74.5 $77.3 $78.4 $82.4 $312.6 Spin-off costs ($7.6) ($9.1) ($10.3) ($8.2) ($35.2) ($4.9) ($3.9) ($1.7) ($3.9) ($14.4) SG&A excluding Spin-off costs $73.5 $69.7 $74.2 $67.6 $285.0 $69.6 $73.4 $76.7 $78.5 $298.2 % of Total Revenue 18.9% 16.8% 16.2% 13.7% 16.3% 16.1% 15.1% 14.9% 14.4% 15.1% SG&A Expense (excluding Spin-off costs) as % of Total Revenue 20.0% 18.9% 18.0% 16.8% 16.2% 16.3% 16.1% 16.0% 15.1% 14.9% 15.1% 14.4% 13.7% 14.0% 12.0% 10.0% Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 32

Expand and Diversify Revenues: Driving $ Utilization OEC AS OF 12/31/17 1 OEC AS OF 12/31/18 1 Lighting 1.7% Other Lighting 2.6% Compaction 1.7% Air Compressors 1.6% Other Compaction 2.6% 2.6% 1.5% ProContractor Air Compressors 2.4% 6.1% Aerial - Booms ProContractor Aerial - Booms 18.7% 6.7% 18.3% ProSolutions™ 13.8% ProSolutions™ Aerial - Aerial - 14.3% Scissors & Scissors & Other Other 7.5% 7.6% Earthmoving - Trucks and Earthmoving - Heavy Trailers Heavy 5.7% 12.6% 8.2% Trucks and Trailers Earthmoving - Material 13.0% Earthmoving - Compact Handling - Compact 8.5% Industrial Material 7.7% 3.6% Material Handling - Handling - Industrial Material Handling - Telehandlers 4.2% Telehandlers 13.3% 13.5% $3.65 billion $3.78 billion Increased Reduced • Earthmoving - Compact • Earthmoving - Heavy • Material Handling - Industrial • Aerial - Booms • ProContractor and ProSolutionsTM • Air Compressors 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 33

NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 34